Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2010 and

For the Three Months Ended March 31, 2010

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three months ended March 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$87	180	267
Securities available for sale	2,196	219	2,415
Mortgages held for sale	227	160	387
Loans held for sale	34	-	34
Loans	8,711	1,327	10,038
Other interest income	103	(19)	84
Total interest income	11,358	1,867	13,225
Interest expense
Deposits	745	(10)	735
Short-term borrowings	17	1	18
Long-term debt	501	775	1,276
Other interest expense	6	43	49
Total interest expense	1,269	809	2,078
Net interest income	10,089	1,058	11,147
Provision for credit losses	4,800	530	5,330
Net interest income after provision for credit losses	5,289	528	5,817
Noninterest income
Service charges on deposit accounts	1,330	2	1,332
Trust and investment fees	582	2,087	2,669
Card fees	836	29	865
Other fees	844	97	941
Mortgage banking	2,415	55	2,470
Insurance	20	601	621
Net gains from trading activities	98	439	537
Net gains (losses) on debt securities available for sale	(26)	54	28
Net gains from equity investments	24	19	43
Operating leases	184	1	185
Other	882	(272)	610
Total noninterest income	7,189	3,112	10,301
Noninterest expense
Salaries	2,878	436	3,314
Commission and incentive compensation	794	1,198	1,992
Employee benefits	1,213	109	1,322
Equipment	639	39	678
Net occupancy	652	144	796
Core deposit and other intangibles	523	26	549
FDIC and other deposit assessments	282	19	301
Other	2,284	881	3,165
Total noninterest expense	9,265	2,852	12,117
Income before income tax expense	3,213	788	4,001
Income tax expense	1,110	291	1,401
Net income before noncontrolling interests	2,103	497	2,600
Less: Net income from noncontrolling interests	56	(3)	53
Net income	$2,047	500	2,547
Net income applicable to common stock	$2,047	325	2,372

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Assets
Cash and due from banks	$16,410	(109)	16,301
Federal funds sold, securities purchased under resale agreements and other short-term investments	49,164	5,028	54,192
Trading assets	29,567	17,461	47,028
Securities available for sale	140,265	22,222	162,487
Mortgages held for sale	20,852	13,885	34,737
Loans held for sale	5,138	2	5,140
Loans	706,137	75,293	781,430
Allowance for loan losses	(21,371)	(3,752)	(25,123)

Net loans	684,766	71,541	756,307

Mortgage servicing rights:
Measured at fair value (residential MSRs)	15,849	(305)	15,544
Amortized	1,070	(1)	1,069
Premises and equipment, net	8,244	2,161	10,405
Goodwill	21,238	3,581	24,819
Other assets	73,327	22,274	95,601

Total assets	$1,065,890	157,740	1,223,630

Liabilities
Noninterest-bearing deposits	$152,006	18,512	170,518
Interest-bearing deposits	651,565	(17,190)	634,375

Total deposits	803,571	1,322	804,893
Short-term borrowings	32,083	14,250	46,333
Accrued expenses and other liabilities	40,227	14,144	54,371
Long-term debt	63,286	136,593	199,879

Total liabilities	939,167	166,309	1,105,476

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	9,276	9,276
Common stock	520	8,223	8,743
Additional paid-in capital	98,967	(45,811)	53,156
Retained earnings	21,137	22,499	43,636
Cumulative other comprehensive income (loss)	4,440	(353)	4,087
Treasury stock	-	(1,460)	(1,460)
Unearned ESOP shares	-	(1,296)	(1,296)

Total stockholders’ equity	125,064	(8,922)	116,142
Noncontrolling interests	1,659	353	2,012

Total equity	126,723	(8,569)	118,154

Total liabilities and equity	$1,065,890	157,740	1,223,630

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three months ended March 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Preferred stock
Balance, December 31, 2009	$-	8,485	8,485
Preferred stock issued to ESOP	-	1,000	1,000
Preferred stock converted to common shares	-	(209)	(209)
Balance, March 31, 2010	-	9,276	9,276
Common stock
Balance, December 31, 2009	520	8,223	8,743
Balance, March 31, 2010	520	8,223	8,743
Additional paid-in capital
Balance, December 31, 2009	38,209	14,669	52,878
Business combinations	60,727	(60,727)	-
Capital infusion	31	(31)	-
Noncontrolling interests	-	16	16
Common stock issued	-	(13)	(13)
Preferred stock issued to ESOP	-	80	80
Preferred stock released to ESOP	-	(17)	(17)
Preferred stock converted to common shares	-	(4)	(4)
Tax benefit upon exercise of stock options	-	51	51
Stock option compensation expense	-	33	33
Net change in deferred compensation and related plans	-	132	132
Balance, March 31, 2010	98,967	(45,811)	53,156
Retained earnings
Balance, December 31, 2009	17,234	24,329	41,563
Cumulative effect from change in accounting for VIEs	170	13	183
Net income	2,047	500	2,547
Business combinations	1,686	(1,686)	-
Common stock issued	-	(213)	(213)
Common stock dividends	-	(260)	(260)
Preferred stock dividends	-	(184)	(184)
Balance, March 31, 2010	21,137	22,499	43,636
Cumulative other comprehensive income
Balance, December 31, 2009	452	2,557	3,009
Translation adjustments	-	5	5
Unrealized losses related to factors other than credit	-	(39)	(39)
All other net unrealized gains, net of reclassification of net gains included in net income	3,988	(2,965)	1,023
Net unrealized losses on derivatives and hedging activities	-	73	73
Unamortized gains under defined benefit plans, net of amortization	-	16	16
Balance, March 31, 2010	4,440	(353)	4,087
Treasury stock
Balance, December 31, 2009	-	(2,450)	(2,450)
Common stock issued	-	690	690
Common stock repurchased	-	(38)	(38)
Preferred stock converted to common shares	-	213	213
Net change in deferred compensation and related plans	-	125	125
Balance, March 31, 2010	-	(1,460)	(1,460)
Unearned ESOP shares
Balance, December 31, 2009	-	(442)	(442)
Preferred stock issued to ESOP	-	(1,080)	(1,080)
Preferred stock released to ESOP	-	226	226
Balance, March 31, 2010	-	(1,296)	(1,296)
Total Wells Fargo stockholders’ equity
Balance, December 31, 2009	56,415	55,371	111,786
Balance, March 31, 2010	125,064	(8,922)	116,142
Noncontrolling interests
Balance, December 31, 2009	178	2,395	2,573
Business combinations	1,425	(1,425)	-
Net income	56	(3)	53
All other net unrealized gains, net of reclassification of net gains included in net income	-	1	1
Noncontrolling interests	-	(615)	(615)
Balance, March 31, 2010	1,659	353	2,012
Total stockholders’ equity, March 31, 2010	$126,723	(8,569)	118,154